Exhibit 10.2
THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION WITHOUT AN EXEMPTION UNDER THE SECURITIES ACT OR AN OPINION OF LEGAL COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.
INDEMNIFICATION PROMISSORY NOTE

[fraction of $20,000,000.00]	December ___, 2009
     FOR VALUE RECEIVED, TeleCommunication Systems, Inc., a Maryland corporation (“Maker”), promises to pay to [Insert Stockholder Name] (“Payee”), the principal sum of [fraction of Twenty Million Dollars ($20,000,000)], or such lesser principal sum as may be due hereunder (the “Principal Amount”), together with interest until paid, as set forth in this Indemnification Promissory Note (this “Note”).
     1. Merger Agreement. This Note is issued by Maker to Payee pursuant to the terms and provisions of Section 2.7 of the Agreement and Plan of Merger dated as of November 25, 2009 by and among Maker, Olympus Merger Sub Inc., Networks in Motion, Inc., a Delaware corporation, and G. Bradford Jones, as the Stockholders’ Representative (the “Merger Agreement”) and, except as expressly set forth herein, shall be governed, construed and enforced in accordance with the terms of the Merger Agreement. Any capitalized terms used but not otherwise defined in this Note shall have meanings assigned to them in the Merger Agreement. This Note constitutes part of the Merger Consideration delivered by Maker for that portion of Company Capital Stock, Company Options and/or Company Warrants owned by Payee. Capitalized terms used herein by not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement.
     2. Fixed Interest Rate. Simple interest shall accrue on the outstanding unpaid principal balance of this Note at the fixed interest rate of six percent (6%) per annum and shall be payable in installments on the dates the Principal Installments are due and payable as described in Section 3 below. All interest shall accrue based on a 360-day year for the actual number of days outstanding.

     3. Principal and Interest Payments.
     (a) Unless sooner paid in full and subject to the terms and provisions hereof, installments of principal and interest (each, an “Installment Payment”) shall be due and payable in the amounts and on the dates set forth below:
          i. Maker shall pay the Interim Payment when due, as described in Section 5.D., below.
          ii On December 15, 2010, Maker shall pay [fraction of $10,000,000] plus accrued interest thereon (less the aggregate amount of any Claims made by Maker which remain unresolved in accordance with the terms of the Merger Agreement) to Payee;
          iii. On June 15, 2011, Maker shall pay [fraction of $5,000,000] plus accrued interest thereon (less the aggregate amount of any Claims made by Maker which remain unresolved in accordance with the terms of the Merger Agreement) to Payee; and
          iv. On December 15, 2011, Maker shall pay the outstanding and unpaid principal balance of the Principal Amount plus accrued interest thereon (less the amount of the sum of (y) any Claims made by Maker prior to June 15, 2011 and which remain unresolved in accordance with the terms of the Merger Agreement and (z) any Special Claims (as defined below) made by Maker which remain unresolved in accordance with the terms of the Merger Agreement) to Payee. “Special Claims” means a Claim with respect to (i) any inaccuracy in, or breach of, any of the representations and warranties set forth in Sections 2.a (Title to Shares), 2.b (Authority) and 2.c (Investment Representations), 2.d (Accredited Investor Representations) in the Company Owner Representation and Warranties Agreement, (ii) the representations set forth in Sections 3.1 (Organization; Existence and Good Standing), 3.2 (Authority; Enforceability), 3.3 (Capitalization) and 3.8 (Tax) in the Merger Agreement, (iii) the Disclosed IP Matters and (iv) the Wage and Hour Matters.
     (b) Maker may only offset an amount from an Installment Payment for a Claim for which Maker has incurred Losses pursuant to a previously provided Claim Notice to Payee in accordance with Section 8.7(a) of the Merger Agreement. In addition, Maker shall be entitled to withhold payment based on a Claim Notice to Payee in accordance with Section 8.7(a) of the Merger Agreement for Claims which have not yet been resolved based on an objectively reasonable estimate of an anticipated Loss as provided in Section 8.4(c) of the Merger Agreement.
     (c) To the extent that the amount of any Claim or Special Claim deducted by Maker from an Installment Payment otherwise due under Section 3(a)(ii), Section 3(a)(iii) or Section 3(a)(iv) of this Note does not result in the payment of Losses to a Parent Indemnitee in accordance with ARTICLE VIII of the Merger Agreement, then Maker shall pay the amount of such deduction from an Installment Payment to Payee within 10 Business Days of such determination.
     4. Manner of Payment. All payments hereunder shall be made by check or wire transfer in U.S. dollars in immediately available funds, subject to set-off as set forth in Section 5 below, on the due dates of such payments. Payments shall be made to the address of Payee set forth in the Spreadsheet (as defined in the Merger Agreement). If any payment of principal or interest on this Note is due on a day that is not a Business Day, such payment will be due on the next succeeding Business Day.
     5. SET-OFF. NOTWITHSTANDING ANY PROVISION OF THIS NOTE OR ANY OTHER PROVISION TO THE CONTRARY CONTAINED HEREIN:
     A. MAKER MAY SET-OFF AGAINST ANY PAYMENTS OF PRINCIPAL OR INTEREST OF THIS NOTE PAYABLE UNDER SECTION 3(a)(ii), SECTION 3(a)(iii) OR SECTION 3(a)(iv), PAYEE’S SHARE (AS DETERMINED HEREIN) OF ANY APPLICABLE CLAIM. AS USED IN THIS NOTE, THE TERM “APPLICABLE CLAIM” MEANS (I) ANY OBLIGATION TO PARENT INDEMNITEES UNDER ARTICLE VIII OR SECTION 9.5(b) OF THE MERGER AGREEMENT IN ACCORDANCE WITH THE TERMS THEREOF, (II) ANY OBLIGATION TO MAKER UNDER THE SELLING STOCKHOLDER AGREEMENT, OR (III) ANY OBLIGATION TO MAKER UNDER THE COMPANY OWNER REPRESENTATIONS AND WARRANTIES AGREEMENT;
     B. MAKER MAY SET-OFF AGAINST ANY PAYMENTS OF PRINCIPAL OR INTEREST PAYABLE UNDER SECTION 3(a)(iv) OF THIS NOTE SOLELY WITH RESPECT TO SPECIAL CLAIMS; AND
     C. PAYEE’S SHARE OF ANY OFFSET SHALL BE DETERMINED ACCORDING THE FOLLOWING FORMULA:

OFFSET AMOUNT FOR THIS NOTE	=	PAYEE’S PRO RATA PERCENTAGE (DEFINED BELOW) MULTIPLIED BY THE AGGREGATE OFFSET AMOUNT (DEFINED BELOW)

PAYEE’S PRO RATA PERCENTAGE	=	THE ORIGINAL PRINCIPAL AMOUNT OF THIS NOTE, DIVIDED BY $20,000,000.

AGGREGATE OFFSET AMOUNT	=	THE INDEMNIFICATION NOTE OFFSET PERCENTAGE (DEFINED BELOW) MULTIPLIED BY THE APPLICABLE CLAIM

INDEMNIFICATION NOTE OFFSET PERCENTAGE	=	$20,000,000 MINUS THE CASH-OUT INDEMNITY ESCROW AMOUNT, DIVIDED BY $20,000,000
     D. IN THE EVENT ANY PAYMENT IS RECEIVED BY MAKER FROM THE CASH-OUT INDEMNITY ESCROW AMOUNT, MAKER SHALL

MAKE AN “INTERIM PAYMENT” OF A PRINCIPAL AMOUNT ON THIS NOTE EQUAL TO THE FOLLOWING:

INTERIM PAYMENT ON THIS NOTE	=	PAYEE’S PRO RATA PERCENTAGE MULTIPLIED BY THE CASH-OUT INDEMNITY ESCROW AMOUNT RECEIVED BY MAKER
     E. NEITHER THE EXERCISE OF NOR THE FAILURE TO EXERCISE SUCH RIGHT OF SET-OFF WILL CONSTITUTE AN ELECTION OF REMEDIES OR LIMIT MAKER IN ANY MANNER IN THE ENFORCEMENT OF ANY OTHER REMEDIES THAT MAY BE AVAILABLE TO MAKER UNDER THE MERGER AGREEMENT OR LAW OR EQUITY.
     6. Prepayment. Maker shall be privileged to prepay this Note in whole or in part at any time without penalty or premium.
     7. Restrictions on Security Interests. Until the repayment of this Note in full, neither Maker nor any of its Subsidiaries may grant security interests in the property of Maker or such Subsidiaries other than Permitted Security Interests. For purposes of this Note, “Permitted Security Interests” means (a) any security interests granted for the benefit of secured lenders of Maker or its Subsidiaries securing any loans or other obligations under the secured credit facility of Maker, including any extensions, refinancings or replacements therefore; (b) any security interests granted in property that is not on the date of the Closing subject to a security interest granted by Maker or its Subsidiaries; (c) any purchase-money security interests granted to secure obligations incurred to acquire the property subject thereto; and (d) any security interests granted in leases which security interests cover the property leased.
     8. Notices. Any notice or demand required or permitted by or in connection with this Note shall be made pursuant to the notice provisions set forth in the Merger Agreement.
     9. Amendments. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom such agreement is sought to be enforced.
     10. Severability. In case any provision (or any part of any provision) contained in this Note shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision (or remaining part of the affected provision) of this Note, but this Note shall be construed as if such invalid, illegal, or unenforceable provision (or part thereof) had never been contained herein but only to the extent such provision (or part thereof) is invalid, illegal, or unenforceable.
     11. Maximum Rate of Interest. Anything herein to the contrary notwithstanding, the obligations of Maker under this Note shall be subject to the limitation that payments of interest shall not be required to the extent that receipt of any such payment of interest by Payee would be contrary to provisions of law applicable to the indebtedness evidenced hereby (or applicable to Maker or Payee) limiting the maximum rate of interest that may be charged or collected by

Payee on this Note or the indebtedness evidenced hereby. Without limiting the generality of the foregoing, all calculations of the rate of interest contracted for, charged or received under this Note which are made for the purposes of determining whether such rate of interest exceeds the maximum rate of interest permitted by applicable law shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of this Note, all interest at any time contracted for, charged or received in connection with the indebtedness evidenced by this Note, and then to the extent that any excess remains, all such excess shall be automatically credited against and in reduction of the principal balance, and any portion of said excess which exceeds that principal balance shall be paid by Payee to Maker, it being the intent of the parties hereto that under no circumstances shall Maker be required to pay any interest in excess of the highest rate permissible under applicable law.
     12. Captions. Section headings and captions in this Note are for convenience only and shall not affect the construction or interpretation of this Note. Unless otherwise expressly stated in this Note, references in this Note to Sections shall be read as Sections of this Note.
     13. Assignment. This Note may not be assigned without the prior express written consent of Maker, which may be withheld by Maker in Maker’s sole discretion.
     14. Successors and Assigns. This Note shall be binding upon Maker and Maker’s heirs, personal representatives, successors and assigns, and inure to the benefit of Payee and Payee’s heirs, personal representatives, successors and assigns, subject to the limitations set forth in Section 13 of this Note.
     15. Governing Law. This Note shall be governed by the laws of the State of Maryland (excluding Maryland conflicts of laws rules).
     16. MUTUAL WAIVER OF JURY TRIAL. MAKER AND PAYEE WAIVE ALL RIGHTS TO TRIAL BY JURY OF ANY CLAIMS OF ANY KIND ARISING UNDER OR RELATING IN ANY WAY TO THIS NOTE. MAKER AND PAYEE ACKNOWLEDGE THAT THIS IS A WAIVER OF A LEGAL RIGHT AND REPRESENT TO EACH OTHER THAT THESE WAIVERS ARE MADE KNOWINGLY AND VOLUNTARILY AFTER CONSULTATION WITH COUNSEL OF THEIR CHOICE. MAKER AND PAYEE AGREE THAT ALL SUCH CLAIMS SHALL BE TRIED BEFORE A JUDGE OF A COURT HAVING JURISDICTION, WITHOUT A JURY.
[Signature Page Follows]

          IN WITNESS WHEREOF, and intending to be legally bound hereby Maker executes this Note as of the date first written above.

TELECOMMUNICATION SYSTEMS, INC., a Maryland corporation
By:
Name:
Title: